                                                                   EXHIBIT 10.21


                     Form of Common Stock Purchase Warrant
                              Schedule of Holders


                                                                                Number of
       Holder                                                                     Shares
       ------                                                                   ---------
Edwin Wilson                                                                      12,347
J. Chris Seaman                                                                   58,795
Joseph P. Wolonsky                                                                10,582
Richard D. Hotchkiss                                                               6,173
Karl O. Johnson                                                                    4,262
TJS Partners, L.P.                                                               173,223
The Ravenswood Investment Company, L.P.                                           57,750
Estate of Bernice P. Bishop                                                      326,552
Centre Reinsurance (Bermuda) Ltd.                                                395,128
Fluor Reinsurance Investments Inc.                                               151,199
Carlisle Ventures, Inc.                                                          138,785
Beach Haven Investors, Inc.                                                        1,636
International Insurance Investors (Bermuda) Ltd.                                  13,183
Robert Spass                                                                       5,580
International Insurance Advisors, Inc. 401K and Pension Plans FBO B. Cooper          930
International Insurance Advisors, Inc. 401K and Pension Plans FBO C. Schwarberg    2,790
International Insurance Advisors, Inc. 401K and Pension Plans FBO P. Warren          930
Paul Warren                                                                        1,860
International Insurance Investors, L.P.                                          204,759

                         COMMON STOCK PURCHASE WARRANT



                                   Issued By



                    SUPERIOR NATIONAL INSURANCE GROUP, INC.



THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW. THIS WARRANT AND SUCH SECURITIES MAY BE TRANSFERRED ONLY UPON THE FULFILLMENT OF THE CONDITIONS SPECIFIED IN THIS WARRANT.


THE EXERCISE AND TRANSFER OF THIS WARRANT AND THE EXERCISE OF THE REGISTRATION RIGHTS CONTAINED HEREIN ARE SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO SUPERIOR NATIONAL INSURANCE GROUP, INC.'S (THE "COMPANY") CHARTER AND THAT CERTAIN LETTER AGREEMENT, RELATING TO THIS WARRANT, AMONG THE COMPANY, THE RECORD HOLDER OF THIS WARRANT AND CERTAIN OTHER PARTIES (THE "LETTER AGREEMENT"). ANY EXERCISE OR TRANSFER OF THIS WARRANT OR EXERCISE OF REGISTRATION RIGHTS IN VIOLATION OF THE CHARTER OF THE COMPANY OR THE LETTER AGREEMENT SHALL BE VOID AB INITIO. A COPY OF THE LETTER AGREEMENT AND THE CHARTER OF THE COMPANY MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST.



--------------------------------------------------------------------------------
No. 1992 W-__                                             Dated as of ____, 199_
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                            Page
                                                                                                                            ----
SECTION 1        EXERCISE OF WARRANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section  1.1  Manner of Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section  1.2  When Exercise Effective  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section  1.3  Delivery of Stock Certificates, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section  1.4  Company to Reaffirm Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section  1.5  Payment by Application of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section  1.6  Compliance with Law, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 2.       ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANT . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section  2.1  General; Warrant Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section  2.2  Adjustment of Warrant Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section  2.3  Options and Convertible Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section  2.4  Stock Dividends, Stock Splits, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section  2.5  Computation of Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section  2.6  Dilution in Case of Other Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section  2.7  Adjustments for Combinations, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section  2.8  Other Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section  2.9  Determinations by Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 3        ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC.  . . . . . . . . . . . . . . . . 8

SECTION 4        OTHER DILUTIVE EVENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

SECTION 5        NO DILUTION OR IMPAIRMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

SECTION 6        ACCOUNTANTS' REPORT AS TO ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

SECTION 7        NOTICES OF CORPORATE ACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

SECTION 8        RESTRICTIONS ON TRANSFER; REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section  8.1     Restrictive Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section  8.2  Notice of Proposed Transfer; Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section  8.3  Registration on Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section  8.4  Incidental Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section  8.5  Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section  8.6  Preparation; Reasonable Investigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Section  8.7  Termination of Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Section  8.8  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                                                                                                                            Page
                                                                                                                            ----
SECTION 9        PREEMPTIVE RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

SECTION 10       AVAILABILITY OF INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

SECTION 11       RESERVATION OF STOCK, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

SECTION 12       LISTING ON SECURITIES EXCHANGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

SECTION 13       MAINTENANCE OF OFFICE OR AGENCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

SECTION 14       OWNERSHIP, REGISTRATION OF TRANSFER, EXCHANGE ANDSUBSTITUTION OF WARRANTS  . . . . . . . . . . . . . . . .   24
         Section  14.1  Ownership of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section  14.2  Transfer and Exchange of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section  14.3  Replacement of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section  14.4  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 15       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 16       REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

SECTION 17       NO RIGHTS OR LIABILITIES AS STOCKHOLDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

SECTION 18       WARRANT AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

SECTION 19       NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

SECTION 20       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

SECTION 21       EXPIRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

SUBSCRIPTION NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                         COMMON STOCK PURCHASE WARRANT


No.  1992 W - __                                          Dated as of ____, 199_

                 Superior National Insurance Group, Inc., a California corporation (the "Company"), for value received, hereby certifies that ________ is entitled to purchase from the Company ________ duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (as defined in Section 15 herein) at the purchase price per share of $4.00, at any time or from time to time prior to 5:00 p.m. Pacific time, on April 1, 2002 (or such later date as may be determined pursuant to Section 21), all subject to the terms, conditions and adjustments set forth below in this Warrant, and is entitled to exercise the other rights, powers and privileges hereinafter specified.

                 This Warrant constitutes (or has been issued in exchange or substitution for, or upon registration of transfer of) one of the Common Stock Purchase Warrants originally issued and delivered to the several purchasers named in Schedule I to the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of March 31, 1992, between the Company and such several purchasers, pursuant to which the Company issued and sold $10,340,000 in aggregate principal amount of the Company's 14.5% Senior Subordinated Notes Series A due April 1, 2002, $630,000 in aggregate principal amount of the Company's 14.5% Senior Subordinated Notes Series B due April 1, 1992 and $30,000 in aggregate principal amount of the Company's 14.5% Senior Subordinated Voting Notes due April 1, 1992 (all such notes being hereinafter collectively referred to as the "Notes", such term also to include all notes issued in exchange or substitution therefor or upon registration of transfer thereof). The Note Purchase Agreement is available for inspection by the holder of this Warrant during normal business hours at the office or agency maintained by the Company pursuant to Section 13 and at the principal office of the Company referred to in, or notice of which is given by the Company pursuant to, Section 19, and, upon request therefor, the Company will furnish to the holder of this Warrant a true and complete copy of the Note Purchase Agreement as in effect at the time. All the Warrants, as originally so issued, evidenced the right to purchase an aggregate of 1,616,886 shares of Common Stock, subject to adjustment as provided herein. The term "Warrants", when used herein, means this Warrant and all Warrants issued in exchange or substitution therefor or upon registration of transfer hereof. The Warrants, although issued in connection with the issuance and sale of the Notes and although containing provisions that refer to the Notes and the Note Purchase Agreement, are detachable warrants and, accordingly, are exercisable and transferable (subject to compliance with Section 8, if applicable) without presentation of any of the Notes.

                 Certain terms used in this Warrant are defined in Section 15.

SECTION 1.  EXERCISE OF WARRANT

                 Section 1.1 Manner of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day by surrender of this Warrant, with the form of subscription at the end hereof (or a reasonable facsimile thereof) duly executed by such holder, to the Company at the office or agency maintained by the Company pursuant to Section 13, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company (subject to the provisions of Section 1.5 with respect to payment by the application of Notes), in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such form of subscription (or such reasonable facsimile) by (b) $4.00, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) determined as provided in Section 2.

                 Section 1.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered as provided in Section 1.1, and immediately prior to the close of business on such Business Day the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the holder or holders of record thereof.

                 Section 1.3 Delivery of Stock Certificates, etc. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 8, as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

                 (a) a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction (calculated to the nearest 1/100th of a share) of the Market Price of one full share on the Business Day next preceding the date of such exercise, and

                 (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1.1.

                 Section 1.4 Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any rights to registration, pursuant to Section 8, of the shares of Common Stock or Other Securities issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the Company shall fail to make any such written acknowledgment, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

                 Section 1.5 Payment by Application of Notes. If, upon the exercise of this Warrant in whole or in part by the holder hereof, such holder shall be the registered holder of any Notes, such holder may, at its option, instruct the Company, by written notice given at the time of such exercise, to apply all or any specified part of the unpaid principal amount of any one or more of such Notes against the payment required upon such exercise pursuant to
Section 1.1, in which case the Company will accept the unpaid principal amount specified in such notice in lieu of a like amount of such payment. In case less than the entire unpaid principal amount of any Note shall be so specified, the unpaid principal amount so specified shall be credited, as of the date of such exercise, against the required payments and prepayments of principal then remaining unpaid on such Note in the inverse order of the dates on which such payments or prepayments are required to be made. Within five days after receipt of any such notice, the Company will pay to the registered holder of the Note or Notes giving such notice all unpaid interest on the principal amount so specified in such notice, accrued to the date of the exercise of this Warrant. The holder of any such Note or Notes shall surrender such Note or Notes in connection with the exercise of this Warrant, and any part of the unpaid principal amount thereof not applied to such payment shall be treated as if presented for exchange for a single Note equal in denomination to such unpaid principal amount pursuant to the Note Purchase Agreement.

                 Section 1.6 Compliance with Law, etc. Each exercise of this Warrant shall at all times be subject to the provisions of any applicable law relating to the rights of non-citizens of the United States of America or other classes of Persons to own shares of the Company.


SECTION 2.  ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANT

                 Section 2.1 General; Warrant Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon the exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to
Section 1.1, by the fraction of which (a) the numerator is $4.00 and (b) the denominator is the Warrant Price (as defined below in this Section 2.1) in effect on the date of such exercise. The "Warrant Price" per share of Common Stock shall initially be $4.00, shall be adjusted and readjusted from time to time as provided in this Section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

                 Section  2.2  Adjustment of Warrant Price.

                 Section 2.2.1 In case the Company, at any time or from time to time after the Closing Date, shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section Section 2.3 or 2.4) without consideration or for a consideration per share less than the greater of the Current Market Price and the Warrant Price in effect immediately prior to such issue or sale, then, and in each such case, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction:

                 (a) the numerator of which shall be the number of shares of Common Stock outstanding, which number shall for purposes of this
         Section 2.2.1(a) include the Common Stock Deemed to be Outstanding, immediately prior to such issue or sale, plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of such Current Market Price and such Warrant Price; and

                 (b) the denominator of which shall be the number of shares of Common Stock outstanding, which number shall for purposes of this Section 2.2.1(b) include the Common Stock Deemed to be Outstanding, immediately after such issue or sale;

provided, however, that for the purposes of this Section 2.2.1, treasury shares shall not be deemed to be outstanding.

                 Section 2.2.2 In case the Company, at any time or from time to time after the Closing Date, shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization, merger or consolidation in which the Company is the continuing or resulting corporation, or similar corporate rearrangement) on the Common Stock, other than (a) a dividend payable in Additional Shares of Common Stock and (b) a regular periodic cash dividend declared out of earned surplus of the Company as at December 31, 1991, as increased by any credits (other than credits resulting from a revaluation of property) and decreased by any debits made thereto after such date (but, in the case of such a cash dividend, only in an amount that does not exceed 110% of the immediately preceding cash dividend, if any), then, and in each such case, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of the Persons entitled to receive such dividend or distribution shall be adjusted, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction:

                                    (i)  the numerator of which shall be the
                          Current Market Price in effect on such record date less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock; and

                                     (ii)  the denominator of which shall be
                          such Current Market Price.

                 Section 2.3 Options and Convertible Securities. In case the Company, at any time or from time to time after the Closing Date, shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options (other than those provided for and reserved pursuant to the Stock Option Plan as of the date of the original issuance of this Warrant) or Convertible Securities, then, and in each such case, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined in accordance with Section 2.5) of such shares would be less than the greater of the Current Market Price and the Warrant Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date, as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                 (a) no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                 (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                 (c) upon the expiration (or purchase by the Company and cancellation) of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation, as the case may be), be recomputed as if:

                          (i) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued or sold were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                          (ii)  in the case of Options for Convertible
                 Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise thereof were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (in accordance with Section 2.5) upon the issue or sale of the Convertible Securities in respect of the issue, sale, grant or assumption of such Options or Convertible Securities;

                 (d) no readjustment pursuant to clause (b) or (c) above shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                 (e) in the case of any Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (c) above.

                 Section 2.4 Stock Dividends, Stock Splits, etc. In case the Company, at any time or from time to time after the Closing Date, shall declare or pay any dividend on the Common Stock or any other security, payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, the Warrant Price in effect immediately prior to the payment of such dividend or effectiveness of such subdivision shall be proportionately reduced
(a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                 Section 2.5 Computation of Consideration. For the purposes of this Section 2:

                 (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration:

                          (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, before deducting any expenses paid or incurred by the Company and all commissions and compensation paid and concessions and discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

                          (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company; and

                          (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the applicable proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Company.

                 (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing:

                          (i)  the total amount, if any, received and
                 receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                                  (ii)  the maximum number of shares of Common
                          Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

         and

                 (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.4, relating to stock dividends and stock splits, shall be deemed to have been issued for no consideration.

                 Section 2.6 Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 3) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any other issuer or Person), the computations, adjustments and readjustments provided for in this Section 2 with respect to the Warrant Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of the dilution of the purchase rights granted by the Warrants.

                 Section 2.7 Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, and in each such case, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                 Section 2.8 Other Adjustments. Adjustments shall also be made at the times and under the circumstances specified in Sections 3 and 4.

                 Section 2.9 Determinations by Board of Directors. All determinations by the Board of Directors of the Company under the provisions of this Warrant shall be made in good faith with due regard to the interests of the holder of this Warrant, and in accordance with good financial practice.


SECTION 3.  ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE
                     OF ASSETS, REORGANIZATION, ETC.

                 In case the Company, after the Closing Date, (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation in such consolidation or merger, (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock of other securities of any other Person or cash or any other property, (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in Section 2.2), then, and in each such case, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Section 3, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 2 and this
Section 3; provided, however (and the Company covenants), that (1) the Company shall not effect any of the transactions described in clauses (a) through (c) above with any Person other than a corporation, and that (2) the Company shall not effect any of the transactions described in clauses (a) through (d) above unless, immediately after the date of the consummation of such transaction, the Acquiring Corporation or its Parent is required to file, and in each of its three fiscal years immediately preceding the date of the consummation of such transaction has filed, reports with the Commission pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act. In the event that the Acquiring Corporation fulfills the requirements contained in the immediately preceding proviso, then, if the holder of this Warrant shall elect (or shall be deemed to elect) to receive common stock pursuant to clause (b) above, such holder shall be entitled to receive, upon the basis stated in such clause (b), the common stock of the Acquiring Corporation and not of its Parent. Notwithstanding anything contained herein to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) above unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise hereof shall assume, by written instrument delivered and satisfactory to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and such Person shall have furnished to the holder hereof an opinion of counsel for such Person, which counsel shall be satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of Section 2 and this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon the exercise hereof.

SECTION 4.  OTHER DILUTIVE EVENTS

                 In case any event shall occur as to which the provisions of
Section 2 or Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular independent auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.


SECTION 5.  NO DILUTION OR IMPAIRMENT

                 The Company will not, by amendment of its charter or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of the Warrants to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue, free from preemptive rights, fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding, (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's charter and available for the purpose of issue upon such exercise, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets.


SECTION 6.  ACCOUNTANTS' REPORT AS TO ADJUSTMENTS

                 In the case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and cause independent public accountants of recognized national standing selected by the Company to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2) on account thereof. The Company will forthwith mail a copy of each such report to each holder of a Warrant, and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing how it was calculated. The Company will also keep copies of all such reports at its principal office and at the office or agency maintained by the Company pursuant to Section 13, and will cause the same to be available for inspection at such offices during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.


SECTION 7.  NOTICES OF CORPORATE ACTION

                 In the event of a proposal by the Company (or of which the Company shall have knowledge) for:

                 (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the rate most recently established by the Board of Directors of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                 (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation, merger or exchange of shares involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

                 (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, exchange of shares, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, exchange of shares, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date therein specified.


SECTION 8.  RESTRICTIONS ON TRANSFER; REGISTRATION

                 Section 8.1 Restrictive Legends. Except as otherwise permitted by this Section 8, the Warrant originally issued pursuant to the Note Purchase Agreement, each Warrant issued in exchange or substitution for any Warrant pursuant to Section 14, and each Warrant issued upon the registration of transfer of any Warrant, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                          "This Warrant and any securities acquired upon the
                 exercise of this Warrant have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law. This Warrant and such securities may be transferred only upon the fulfillment of the conditions specified in this Warrant."

Except as otherwise permitted by this Section 8, each certificate representing shares of Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the registration of transfer of any shares of such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                          "The securities represented by this certificate have
                 not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law. Such securities may be transferred only upon the fulfillment of the conditions specified in certain Common Stock Purchase Warrants issued pursuant to the Note Purchase Agreement, dated as of March 31, 1992, between Superior National Insurance Group, Inc. (the "Company"), and the several purchasers named on Schedule I thereto. A complete and correct copy of the form of such Warrant is available for inspection at the principal office of the Company or at the office or agency maintained by the Company as provided in such Warrants and will be furnished to the holder of such securities upon written request and without charge."

                 Section 8.2 Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section
8.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (b) shall designate counsel for the holder giving such notice (who may be in-house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:

                            (i) If in the opinion of each such counsel the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, the Company will promptly notify the holder thereof and such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each Warrant or certificate, if any, issued upon or in connection with such transfer shall bear the applicable restrictive legend set forth in Section 8.1, unless in the opinion of each such counsel such legend is no longer required to ensure compliance with the Securities Act. If for any reason counsel for the Company (after having been furnished with the information required to be furnished by clause (a) of this Section 8.2) shall fail to deliver an opinion to the Company, or the Company shall fail to notify such holder thereof as aforesaid, within 15 days after counsel for such holder shall have delivered its opinion to such holder (with a copy to the Company), then for all purposes of this Warrant the opinion of counsel for such holder shall be sufficient to authorize the proposed transfer and the opinion of counsel for the Company shall not be required in connection with such proposed transfer; and

                           (ii) If in the opinion of either or both of such counsel the proposed transfer may not be effected without registration of such Restricted Securities under the Securities Act, the Company will promptly so notify the holder thereof and such holder shall not be entitled to transfer such Restricted Securities until receipt of a further notice from the Company under clause (i) above or until registration of such Restricted Securities under the Securities Act has become effective.

Notwithstanding the foregoing provisions of this Section 8.2, International Insurance Investors, L.P., a Bermuda limited partnership ("III") shall be permitted at any time or from time to time to transfer any Restricted Securities to a limited number of institutional investors; provided, however, that (w) each such investor represents in writing that it is acquiring such Restricted Securities for investment and not with a view to the distribution thereof (subject, however, to any requirement of law to the effect that the disposition thereof shall at all times be within the control of such transferee), (x) each such investor agrees in writing to be bound by all the restrictions on transfer of such Restricted Securities contained in this
Section  8.2, (y) III delivers to
the Company an opinion of LeBoeuf, Lamb, Leiby & MacRae or in-house counsel for III, or other counsel satisfactory to the Company, stating that such transfer may be effected without registration under the Securities Act, and (z) III delivers to the Company, at least 10 days prior to such transfer, the name of the counsel who will deliver the opinion referred to in clause (y) above. The Company will pay the reasonable fees and disbursements of counsel (other than in-house counsel) for any holder of Restricted Securities and of counsel for the Company in connection with all opinions rendered by them pursuant to this
Section  8.2 and pursuant to Section  8.7.

                 Section 8.3 Registration on Request. Any holder or holders of Restricted Securities shall be entitled to request in writing that the Company use its best efforts to effect the registration under the Securities Act of all or part of such holder's or holders' Restricted Securities in accordance with the following provisions of this Section 8.3. Any such request for registration shall specify the intended method of disposition of the Restricted Securities by such holder or holders and, upon receiving a request for registration, the Company will promptly give written notice of such requested registration to all holders of Restricted Securities, and thereupon will, as provided in Section 8.5, use its best efforts to effect the registration under the Securities Act of:

                 (a) the Restricted Securities which the Company has been so requested to register, and

                 (b) all other Restricted Securities which the Company has been requested in writing to register by the holders of Restricted Securities (which requests are given to the Company within 30 days after the giving of such written notice by the Company);

provided, however, that the Company shall not be obligated to file a registration statement for Restricted Securities requested to be registered under this Section 8.3 if (i) less than $7.5 million of Restricted Securities or 90% of the Restricted Securities, whichever is less, are to be registered in such registration, (ii) the Company has any other registration statement on file but not yet declared effective, (iii) the Company has filed any other registration statement that has an effective date within a period of 180 days prior to the filing of the requested registration, or (iv) the Company has paid the Registration Expenses for two registrations under this Section 8.3.

                 The Company will pay all Registration Expenses in connection with two registrations under this Section 8.3 which are either effected under the Securities Act or withdrawn prior to the effective date thereof; provided, however, that any such withdrawal as the result of the actions of any Person or Persons other than the holders so requesting registration under this Section 8.3, or based upon material adverse information relating to the Company that is different from the information known by or available (upon request from the Company or otherwise) to the requesting holders at the time of their request for registration under this Section 8.3, shall not diminish the number of registrations in connection with which the Company agrees to pay Registration Expenses; provided, further, that if such withdrawal is the result of the actions of the requesting holders, then such holders may in their sole and unlimited discretion elect to bear the Registration Expenses of such registration proceeding, in which case such registration proceeding shall not be counted as a requested registration pursuant to this
Section 8.3. In the event that the requesting holders elect to bear the Registration Expenses (and underwriting discounts and commissions and transfer taxes, if any) in connection with any registration requested under this Section 8.3, such Registration Expenses shall be apportioned among the holders whose Restricted Securities are then being registered, on the basis of the respective amounts (by number of shares or other relevant units) of Restricted Securities then being registered by them or on their behalf.

                 Section 8.4 Incidental Registration. (a) In case the Company, at any time or from time to time, proposes to register any of its securities under the Securities Act (other than a registration of securities solely in connection with any plan for the acquisition of securities by employees of the Company or any dividend reinvestment plan, and other than a registration of securities, the registration statement pertaining to which does not permit secondary sales or include substantially the same information as would be required to be included in a registration statement covering the sale of Restricted Securities), it will at each such time give written notice to all holders of Restricted Securities of its intention to do so and, upon the written request of holders of at least 33 1/3% (by number of shares or other relevant units) of all Restricted Securities outstanding at the end of the period within which such requests must be made, made within 30 days after the receipt of any such notice (which request shall specify the Restricted Securities intended to be disposed of by such holder and the intended method of disposition thereof; provided, however, that if the registration of which the Company gives notice is for a registered public offering involving an underwriting, or will be distributed with the assistance of a selling agent, the right of any such holder to request registration pursuant to this Section
8.4 shall be conditioned upon such holder's participation in such underwriting or distribution and the inclusion of such holder's Restricted Securities in the underwriting or distribution to the extent provided herein), the Company will, as provided in Section 8.5, use its best efforts to effect the registration under the Securities Act of all Restricted Securities which the Company has been so requested to register by the holders of Restricted Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Restricted Securities so to be registered; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Restricted Securities and, thereupon, shall be relieved from its obligation to register any Restricted Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder of Restricted Securities to request that such registration be effected as a registration under Section 8.3.

                 (b) The holder of the Warrant acknowledges that the Company has granted to other holders of Options and Convertible Securities the right to request registration of securities at such time as the Company proposes to register any of its securities under the Securities Act. Notwithstanding any other provision of this Section 8.4, if such proposed registration is for a registered public offering involving an underwriting, in the event the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Restricted Securities from, or limit the number of Restricted Securities to be included in, the registration and underwriting.
The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter shall be allocated among the holders of the Warrants and other selling holders entitled to request and requesting inclusion of securities pro rata on the basis of the number of shares of Common Stock that would be held by such holders and other selling holders, assuming exercise, exchange or conversion; provided, however, so that such allocation shall not operate to reduce the aggregate number of Restricted Securities to be included in such registration, if any holder of Warrants or other selling holder does not request inclusion of the maximum number of shares of Common Stock allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting holders of Warrants and other selling holders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Common Stock which would be held by such holders and other selling holders, assuming conversion, and this procedure shall be repeated until all of the shares of Common Stock which may be included in the registration on behalf of the holders of Warrants and other selling holders have been so allocated. The Company shall not limit the number of shares of Common Stock to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include any shares of stock issued to employees, officers, directors or consultants pursuant to the Stock Option Plan, or in order to include in such registration securities registered for the Company's own account.

                 If any securities are withdrawn from the registration or if the number of shares of Common Stock to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all Persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of securities so withdrawn, with such securities to be allocated among the Persons requesting additional inclusion pro rata in accordance with the terms of this Section 8.4(b).

                 (c) The Company will pay all Registration Expenses in connection with each registration of Restricted Securities under this Section
8.4. No registration effected under this Section 8.4 shall relieve the Company from its obligation to effect registrations upon request under Section 8.3.

                 Section 8.5 Registration Procedures. If and whenever the Company is requested to effect the registration of any Restricted Securities under the Securities Act as provided in Section Section 8.3 and 8.4, the Company will promptly use its best efforts to:

                 (a) prepare and (in any event within 90 days after the end of the period within which requests for registration may be given to the Company) file with the

         Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective;

                 (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months (or, with respect to any registration statement covering Restricted Securities the distribution of which has been deferred pursuant to Section 8.4(c), nine months) after such registration statement becomes effective;

                 (c) furnish to each seller of such securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

                 (d) in the case of any registration pursuant to Section 8.3, use its best efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                 (e) notify each seller of any such securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                 (f) advise each seller as to the time when such registration statement becomes effective and as to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the institution of any proceedings for that purpose, and use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued;

                 (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                 (h) use its best efforts to list such securities on any securities exchange (or the NASDAQ - National Market System) on which shares of the Common Stock (or Other Securities) are then listed, if such securities are not already so listed pursuant to Section 12 and if such listing is then permitted under the rules of such exchange; and

                  (i) furnish to each seller a signed counterpart, addressed to the sellers, of

                                  (x)  an opinion of counsel for the Company,
                          dated the effective date of such registration statement, and

                                  (y)  a "comfort letter" signed by the
                          independent public accountants who have certified the Company's financial statements included in such registration statement,

covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities; provided, however, that the Company shall not be obligated to furnish such accountants' letter except in connection with an underwritten offering.

The Company may require each seller of any securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time request in writing and as shall be required by law in connection therewith.

                 Section 8.6 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Restricted Securities under the

Securities Act, the Company will give the holders of such Restricted Securities so registered and their underwriters, if any, and their respective counsel and financial advisors, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that other than III and any general partner or limited partner thereof, the Company shall not be obligated to give such opportunities and access to any holder of Restricted Securities not equal to or exchangeable for or convertible into at least 1,000,000 shares of Common Stock.

                 Section 8.7 Termination of Restrictions. The restrictions imposed by this Section 8 upon the transferability of Warrants and Common Stock (or Other Securities) shall cease and terminate as to any particular Warrants or Common Stock (or Other Securities) (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, or when, on the basis of a pertinent Commission rule or regulation promulgated under the Securities Act, or a pertinent "no-action" position taken by the staff of the Commission, such restrictions are no longer required in order to ensure compliance with the Securities Act. Whenever such restrictions shall terminate as to any Warrants or Common Stock (or Other Securities), the holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 8.1.

                 Section  8.8  Indemnification.

                 Section 8.8.1 In the event of any registration of any Restricted Securities under the Securities Act pursuant to Section Section 8.3 or 8.4, the Company will indemnify and hold harmless the seller of such securities, its directors and officers, legal counsel, accountants and financial advisors, and each other Person, if any, who controls such seller or any such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such director, officer, participating Person and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions or proceedings in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of any material fact made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or (b) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, participating Person or controlling Person and shall survive the transfer of such securities by such seller.

                 Section 8.8.2 The Company may require, as a condition to including any Restricted Securities in any registration statement filed pursuant to Section 8.4, that the Company shall have received an undertaking from the prospective seller of such securities to indemnify and hold harmless the Company, its directors and officers, legal counsel, accountants and financial advisors and each other Person, if any, who controls the Company or any such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, participating Person or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any statement of a material fact or omission to state a material fact in such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

                 Section 8.8.3 Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 8.8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party may (and, upon request by the indemnified party, will), at its expense, participate in and assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, in the event of any failure by the indemnifying party diligently to assume and conduct such defense, the indemnifying party will pay all costs and expenses (including legal fees and expenses) incurred by such indemnified party in connection with such claim or litigation. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                 Section 8.8.4 Indemnification similar to that specified in the preceding paragraphs of this Section 8.8 (with appropriate modifications) shall be given by the Company and each seller of Restricted Securities with respect to any required registration or other qualification of such Restricted Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

                 Section 8.8.5 In connection with any registration, the Company will provide at its expense a binder or binders of insurance in form satisfactory to the holders of Restricted Securities participating in such registration, and, as soon as practicable thereafter, a policy or policies of insurance, insuring each such holder, and each Person, if any, who controls such holder within the meaning of the Securities Act, for the aggregate amount of the public offering price received for the securities disposed of by such holder (subject to such deductible as is customarily contained in underwriting insurance policies at such time) against all losses, claims, damages and liabilities which arise out of or are based upon any untrue statement, alleged untrue statement, omission or alleged omission of the character described in
Section 8.8.1 in connection with such registration and disposition and which are customarily covered under underwriting insurance policies; provided, however, that the Company shall not be obligated to provide such insurance if it determines in good faith that such insurance is not available on commercially reasonable terms at the time of such registration, and the holders of a majority of the Restricted Securities to be registered reasonably agree.


SECTION 9.  PREEMPTIVE RIGHTS

                 Section 9.1 Preemptive Rights. When and in each case the Company proposes to issue Common Stock, Options or Convertible Securities to any Person, the Company shall deliver to the holder of this Warrant (or Other Securities) written notice specifying the terms and conditions of such proposed issue. The holder of this Warrant (or Other Securities) or any shares of Common Stock which have been issued upon the exercise of this Warrant shall have the preemptive right, exercisable by delivery of written notice to the Company within 45 days of receipt of the Company's notice of such issue, to subscribe to that portion of such issue which bears to the total of the Common Stock, Options or Convertible Securities to be so issued the same proportion as the total number of shares of Common Stock to which the holder of this Warrant (or Other Securities) is entitled upon exercise, exchange or conversion immediately prior to such issuance bears to the number of shares of Common Stock outstanding, which number shall for purposes of this Section 9.1 include the Common Stock Deemed to be Outstanding, immediately prior to such issuance. In the event the holder of this Warrant duly elects to exercise such preemptive right, the Company shall, on the date of such issue, cause to be delivered to such holder that number of shares of Common Stock, Options or Convertible Securities to which such holder is entitled, against payment of the purchase price therefor (net of commissions or underwriting discounts) by certified or official bank check or wire transfer of immediately available funds to the order of the Company.

                 Section 9.2 Termination of Preemptive Rights. The preemptive rights to subscribe to issuances of the Company's securities set forth in Section 9.1 shall cease and terminate on April 1, 2002 (or, if such date shall not be a Business Day, on the next day that is a Business Day).


SECTION 10.  AVAILABILITY OF INFORMATION

                 If and so long as the Company is a Public Company, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act and will comply with all other public information reporting requirements of the Commission (including the requirements of Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities or the sale of securities by affiliates. The Company will also cooperate with each holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities or the sale of securities by affiliates. The Company will deliver to each holder of a Warrant, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.


SECTION 11.  RESERVATION OF STOCK, ETC.

                 The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants and free from preemptive rights, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants at the time outstanding. All such shares (and any such Other Securities consisting of shares of capital stock) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable with no liability on the part of the holders thereof. Any such Other Securities (other than shares of capital stock) shall be duly authorized and, when issued upon such exercise, shall be validly issued and legally binding obligations, enforceable in accordance with their terms, with no liability on the part of the holders thereof. Without limiting the generality of the foregoing, if any shares of Common Stock (or Other Securities) required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares (or Other Securities) may be issued upon exercise of this Warrant, the Company will at its expense, as expeditiously as possible, cause such shares (or Other Securities) to be duly registered or approved, as the case may be. The Company, in addition, will review its stock ledgers, stock transfer books and other corporate records periodically (and not less often than once in each calendar quarter) in order to determine whether, as a result of any action taken by the Company or any officer of the Company, any holder of a Warrant is or shall have become, directly or indirectly, the beneficial owner of more than such percentage of any class of its equity securities (as defined in the Securities Exchange Act) as shall cause such holder to be required to make any filings or declarations to the Company, the Commission or any national securities exchange pursuant to the provisions of the Securities Exchange Act or any comparable federal statute, and the Company will give prompt written notice to such holder whenever it shall have determined, upon the basis of the information disclosed by any such review, that such holder is or has become such a holder because of such action, which notice shall also specify the information upon which the Company bases such determination; provided, however, that the Company need give such notice only once in each fiscal year to any holder whose percentage of beneficial ownership of any class of the Company's equity securities has not changed since the date of the giving of the immediately preceding notice.


SECTION 12.  LISTING ON SECURITIES EXCHANGES

                 The Company will list on each national securities exchange (or the NASDAQ - National Market System) on which any Common Stock may at any time be listed, subject to official notice of issuance upon the exercise of the Warrants, and will maintain such listing of, all shares of Common Stock from time to time issuable upon the exercise of the Warrants; and the Company will so list on each national securities exchange (or the NASDAQ - National Market System), and will maintain such listing of, any Other Securities if at the time any securities of the same class shall be listed on such national securities exchange (or the NASDAQ - National Market System) by the Company.


SECTION 13.  MAINTENANCE OF OFFICE OR AGENCY

                 The Company will maintain an office or agency in Los Angeles County, California where books for the registration and registration of transfer of the Warrants will be kept and where the Warrants may be presented for exercise, registration of transfer, exchange and replacement pursuant to the provisions hereof. The principal office of the Company shall be such office or agency unless the Company, by at least 10 days' prior written notice to each holder of any Warrants, shall designate the principal office of a law firm or a bank or trust company in such city or area as such office or agency, in which case the principal office of such other law firm or bank or trust company shall thereafter be such office or agency.

SECTION 14.  OWNERSHIP, REGISTRATION OF TRANSFER, EXCHANGE AND
             SUBSTITUTION OF WARRANTS

                 Section 14.1 Ownership of Warrants. Until due presentment for registration of transfer as permitted by Section 8, the Company may treat the Person in whose name any Warrant is registered on the register kept at the office or agency of the Company maintained pursuant to Section 13 as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. Subject to the foregoing provisions and to Section 8, a Warrant, if properly assigned, may be exercised by the assignee without first having a new Warrant issued.

                 Section 14.2 Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange (for the purpose of combination of Warrants, split-up of Warrants or any other purpose) at the office or agency maintained by the Company pursuant to Section 13, the Company at its expense will (subject to compliance with Section 8, if applicable) promptly execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered, and thereupon the old Warrant shall be cancelled.

                 Section 14.3 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than III or any institutional investor, upon delivery of indemnity reasonably satisfactory to the Company in form and amount, or, in the case of any such mutilation, surrender of such Warrant for cancellation at the office or agency maintained by the Company pursuant to Section 13, the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor.

                 Section 14.4 Expenses. The Company will pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery from time to time of Warrants.


SECTION 15.  DEFINITIONS

                 For all purposes of this Warrant, the following definitions shall apply (the definitions to be applicable to both the singular and the plural forms of the terms defined where either such form is used in this Warrant):

                 "Acquiring Corporation" means the continuing or surviving corporation in a consolidation or merger with the Company (if other than the Company), the transferee of all or substantially all the properties or assets of the Company, the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock (or Other Securities) is (or are) changed into or exchanged for stock or other securities of any other Person or cash or any other property, or, in the case of a capital reorganization or reclassification, the Company.

                 "Acquisition Price", as applied to the Common Stock, means (a) the Market Price on the date immediately preceding the date on which any transaction to which Section 3 applies is consummated, or (b) if a purchase, tender or exchange offer is made by the Acquiring Corporation (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than 50% of the outstanding shares of Common Stock, the greater of (i) the price determined in accordance with the provisions of the foregoing clause (a) of this sentence and (ii) the Market Price on the date immediately preceding the acceptance of such offer by the holders of more than 50% of the outstanding shares of Common Stock.

                 "Additional Shares of Common Stock" means all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section Section 2.3 or 2.4, deemed to be issued) by the Company after the Closing Date, whether subsequently reacquired or retired by the Company, other than shares issued upon the exercise of the Warrants.

                 "Business Day" means any day other than a Saturday, Sunday or day upon which banking institutions are authorized or required by law or executive order to be closed in Los Angeles, California or in the Borough of Manhattan in The City of New York, New York.

                 "Closing Date" means the date of original issuance and delivery of the Warrants and the Notes, being March 31, 1992.

                 "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                 "Common Stock" means the Common Stock, no par value, of the Company as constituted on the Closing Date, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                 "Common Stock Deemed to be Outstanding" means all shares of Common Stock that (a) can be acquired upon the conversion of any then outstanding shares of Convertible Securities, (b) can be purchased upon the exercise of any then outstanding rights, Options or warrants including, but not limited to, these Warrants and all Options issued or available for issuance under the Stock Option Plan or (c) can be acquired upon the conversion of any Convertible Securities that can be purchased upon the exercise of any then outstanding rights, Options or warrants.

                 "Company" has the meaning set forth in the opening paragraph of this Warrant, and any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3.

                 "Convertible Securities" means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                 "Current Market Price" on any date of determination means the average of the daily Market Price per share of Common Stock during the period of the 20 consecutive days on which national securities exchanges were open for trading, ending on the day immediately preceding such date of determination; provided, however, that if and so long as there shall be no exchange or over-the-counter market for the Common Stock, the Current Market Price shall be deemed to be the greater of the Warrant Price on the date of determination or such price, if any, at which the most recent issue and sale by the Company of Common Stock in a good faith arm's-length transaction has been effected.

                 "Market Price" per share of Common Stock on any date of determination means (a) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices on such date as shown by the National Association of Securities Dealers automated quotation system, or, if such notices are not at the time so shown, as determined in good faith by any member of the National Association of Securities Dealers, Inc. selected by the Company and satisfactory to the holder of this Warrant; provided, however, that if and so long as there shall be no exchange or over-the-counter market for the Common Stock, the Market Price shall be deemed to be the greater of the Warrant Price on the date of determination or such price, if any, at which the most recent issue and sale by the Company of Common Stock in a good faith arm's-length transaction has been effected.

                 "Market Value" per share of common stock of the Acquiring Corporation or its Parent on any date of determination means (a) the average of the last sale prices, regular way, during the period of the 20 consecutive days on which national securities exchanges were open for trading, ending on the day immediately preceding such date of determination, or, if there shall have been no sale on any such day, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which such common stock is at the time listed or admitted to trading, or (b) if such common stock is not then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices on such 20 days as shown by the National Association of Securities Dealers automated quotation system, or, if such prices are not at the time so shown, as determined in good faith by any member of the National Association of Securities Dealers, Inc. selected by the Company and satisfactory to the holder of this Warrant.

                 "Notes" has the meaning set forth in the second opening paragraph of this Warrant.

                 "Note Purchase Agreement" has the meaning set forth in the second opening paragraph of this Warrant.

                 "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                 "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 or otherwise.

                 "Parent" means as to any Acquiring Corporation, any corporation which (a) controls the Acquiring Corporation directly or indirectly through one or more intermediaries, (b) is (or, if not required to file such reports, would, if so required, be) required to include the Acquiring Corporation in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K under the Securities Exchange Act and (c) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

                 "Persons" means individuals, corporations, partnerships (including "joint ventures"), trusts, estates, unincorporated organizations and governments (including political subdivisions), authorities and agencies.

                 "Public Company" means the Company, if and so long as the Common Stock is "held of record" (within the meaning of Rule 12g5-l, as promulgated by the Commission under the Securities Exchange Act and in effect on March 31, 1992) by 500 or more Persons, and a registration statement with respect thereto is effective under Section 12 of the Securities Exchange Act.

                 "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 8, including, without limitation, all registration, filing and listing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, the fees and disbursements of counsel for the Company and of independent public accountants, the fees and disbursements of one firm of counsel (other than in-house counsel) retained by the holders of Restricted Securities being registered, and the expenses of any special audits required by or incident to such performance and compliance (but excluding underwriting discounts and commissions and transfer taxes, if any); provided, however, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include general overhead expenses of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business.

                 "Restricted Securities" means (a) any Warrants bearing the applicable legend set forth in Section 8.1, (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend set forth in Section 8.1, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend set forth in Section 8.1.

                 "Securities Act" means the Securities Act of 1933, or any similar federal statute replacing said statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Securities Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute replacing said statute, and the rules any regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Stock Option Plan" means the Company's 1986 Non-Statutory Stock Option Plan and 1986 Non-Statutory Stock Purchase Plan.

                 "Transfer" means, with respect to any Restricted Securities, any sale, assignment, pledge or other disposition thereof, or of any interest therein, which could constitute a "sale" thereof, as that term is defined in
Section 2(3) of the Securities Act.

                 "Warrant Price" shall have the meaning specified in
Section  2.1.

                 "Warrants" has the meaning set forth in the second opening paragraph of this Warrant.


SECTION 16.  REMEDIES

                 The Company hereby expressly acknowledges and stipulates to the understanding of the holder of this Warrant that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance





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
of or compliance with any of the terms of this Warrant are not and will not be adequate, and agrees that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.


SECTION 17.  NO RIGHTS OR LIABILITIES AS STOCKHOLDER

                 Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company, and nothing shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.


SECTION 18.  WARRANT AGREEMENT

                 At the written request of the holders of at least 50% of the Warrants (by number of shares purchasable), the Company will promptly execute and deliver a Warrant Agreement with a bank or trust company satisfactory to such holders, as warrant agent, providing for the issuance thereunder, in exchange for the Warrants at the time outstanding, of new warrants, in readily marketable form (subject to Section 8), calling for the purchase of an aggregate number of shares of Common Stock (as constituted on the Closing Date) equal to that called for by the Warrants at the time outstanding. Such Warrant Agreement shall contain the substantive provisions of the Warrants and such other terms and provisions, not inconsistent with the Warrants, as may be desirable and as are customarily contained in warrant agreements applicable to the issuance of warrants, and such Warrant Agreement and such new warrants shall be satisfactory in form and substance to the holders of the Warrants and to their respective counsel. Upon the execution and delivery of such Warrant Agreement, the Company will give prompt written notice thereof to all holders of Warrants, and issue thereunder, in exchange for such Warrants, new warrants calling for the purchase of the same number of shares of Common Stock as that called for on the faces of the Warrants surrendered. Each holder of any Warrant, by its acceptance thereof, agrees to surrender such Warrant for exchange in accordance with this Section 18 within a reasonable time after receipt of such notice. The Company will pay all expenses incident to the Company's performance of and compliance with this Section 18, including, without limitation, the expenses of preparing, executing and delivering such Warrant Agreement and of issuing such Warrants, the reasonable fees and expenses of counsel for the holders of the Warrants, the fees and compensation of the warrant agent from time to time acting under such Warrant Agreement, and all stamp and other taxes applicable to the issuance of such new warrants (other than transfer taxes, if any, relating to the issuance of any such new warrant to a Person who was not the holder of the Warrant in exchange for which such new warrant is issued).


SECTION 19.  NOTICES

                 All notices and other communications provided for herein shall be mailed by first class mail, postage prepaid, addressed (a) if to any holder of any Warrant, at the registered address of holder as set forth in the register kept at the office or agency maintained by the Company pursuant to
Section 13, or (b) if to the Company, at its principal office, being on the date of original issuance of this Warrant 26601 Agoura Road, Calabasas, California 91302, or at such other address of the principal office of the Company of which the Company shall have given notice to each holder of any Warrants in writing; provided, however, that the exercise of any Warrant shall be effective if effected in the manner provided in Section 1.


SECTION 20.  MISCELLANEOUS

                 This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge, or termination is sought. THIS WARRANT AND THE NOTE PURCHASE AGREEMENT ARE TO BE GOVERNED BY AND TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENT MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK. The headings in this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.


SECTION 21.  EXPIRATION

                 The right to exercise this Warrant shall expire at 5:00 p.m. Pacific Time, on April 1, 2002 (or, if such date shall not be a Business Day, on the next day that is a Business Day).


                                       SUPERIOR NATIONAL INSURANCE GROUP, INC.


                                       By:    /s/  J. CHRIS SEAMAN
                                           ------------------------------------
                                                   J. Chris Seaman,
                                                   Executive Vice President and
                                                   Chief Financial Officer

                              SUBSCRIPTION NOTICE


SUPERIOR NATIONAL INSURANCE GROUP, INC.

                 The undersigned, the registered holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, _____________________ shares of the Common Stock covered by said Warrant and herewith makes payment in full therefor of
(i) $_______________ by certified or official bank check payable to the order of the Company and (ii) $_______________ in unpaid principal amount of 14.5% Senior Subordinated [Voting] Notes [Series A/Series B] due April 1, 2002 of the Company, and requests that (a) certificates for such shares (and any Other Securities issuable upon such exercise) be issued in the name of and delivered to ____________________________, whose address is _______________________, and
(b) if such shares (or Other Securities) shall not include all of the shares (or Other Securities) issuable as provided in said Warrant, then a new Warrant of like tenor and date for the balance of the shares (or Other Securities) issuable thereunder be delivered to the undersigned.



                                       ______________________________
                                             Signature guaranteed:


Dated:                                 ______________________________

                                   ASSIGNMENT


                 For Value Received, the undersigned registered owner hereby sells, assigns and transfers unto _________________________________
________________________, the rights represented by the foregoing Warrant of Superior National Insurance Group, Inc., and appoints ________________________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.



                                       ______________________________

                                        Signature guaranteed:


Dated:                                 ______________________________